UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2024

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2024, the Board of Directors of Moving iMage Technologies, Inc. (the “Company”) appointed Francois Godfrey to serve as the Company’s President, Chief Operating Officer and Board Member, effective October 30, 2024. Mr. Godfrey replaces Phil Rafnson as President with Mr. Rafnson remaining as the Company’s Chief Executive Office and Chairman of the Board.

On October 30, 2024, Bevan Wright, Executive Vice President, resigned from the Board of Directors and will serve as an advisory board member, effective October 30, 2024, 2024. Mr. Wright’s decision to resign from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

 Mr. Godfrey, age 53, joined the Company in 2022 as VP of Business Development and has led strategic initiatives for new products and SaaS solutions. Mr. Godfrey began his career managing cinema operations while overseeing FF&E purchasing and construction. At Christie Digital Systems from 2021 through 2022, Mr. Godfrey spearheaded the acquisition and launch of the Cinergy SaaS platform, securing contracts with major cinema chains like AMC, Cinemark, and Regal., at Barco, At Barco from 2013 through 2020, Mr. Godfrey played a pivotal role in expanding the adoption of laser projection systems, leading cross-functional teams to grow market share and increase revenue, while overseeing the successful launch of new technologies worldwide.

In connection with his appointment, on October 30, 2024, the Company and Mr. Godfrey entered into an arrangement pursuant to which Mr. Godfrey will be paid an annual salary of $225,000. The foregoing summary of the arrangement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Godfrey and any other person pursuant to which he was appointed as President, Chief Operating Officer and Board Member and Mr. Godfrey does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Godfrey does not have any family relationships with any of the Company’s directors or executive officers of the Company.

Item 7.01 Regulation FD Disclosure

On October 30, 2024, the Company issued a press release announcing the appointment of Francois Godfrey as President, Chief Operating Officer and Board Member. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Mutual understanding between Moving iMage Technologies, Inc. and Francois Godfrey
99.1	Press release dated October 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving iMage Technologies, Inc.

Date: November 4, 2024	By:	/s/ William Greene
	Name:	William Greene
	Title:	Chief Financial Officer